UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	440 Lincoln Street, Worcester, Massachusetts (Address of principal executive offices)	01653 (Zip Code)
(508) 855-1000 Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value	THG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 16, 2025, The Hanover Insurance Group, Inc. (the “Company”) called for the redemption of all of its outstanding 4.500% Notes due 2026 (the “Notes”), which were issued pursuant to an Indenture dated as of April 8, 2016, as supplemented by the First Supplemental Indenture, dated as of April 8, 2016, in each case, between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes will be redeemed on January 15, 2026 (the “Redemption Date”) at a redemption price equal to the sum of 100% of the aggregate principal amount of the Notes being redeemed ($375,000,000), and accrued but unpaid interest on the Notes to, but excluding, the Redemption Date.

A notice of redemption will be delivered by the Trustee to all registered holders of the Notes.

This Current Report on Form 8-K shall not constitute a notice of redemption of the Notes.

Item 9.01 Financial Statements and Exhibits.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc. (Registrant)

Date: December 16, 2025	By:	/s/ Dennis F. Kerrigan
Dennis F. Kerrigan
Executive Vice President, Chief Legal Officer and Assistant Secretary